Exhibit 23.9

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 4 to this Registration Statement on form S-1 of Capital Bank Corp. (formerly North American Financial Holdings, Inc.) of our report dated March 15, 2011, with respect to the consolidated financial statements of Capital Bank Corporation and subsidiaries as of and for the year ended December 31, 2010, and to the reference to us under the heading “Experts” in such Registration Statement.

/S/ ELLIOTT DAVIS, PLLC

Charlotte, North Carolina

April 23, 2012